                                                                    EXHIBIT 3.12

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

  ARTICLES
     OF
INCORPORATION

     In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A.D. 1933, P.L., 364, as amended, the undersigned, all of whom are of full age* desiring that they may be incorporated as a business corporation, do hereby certify:

1.   The name of the Corporation is:

     R & A Bender, Inc.

2. The location and post office address of its initial registered office in this Commonwealth is:

        Pleasant Hall               Letterkenny Township           Franklin
-----------------------------   ----------------------------   ----------------
           STREET                                                   COUNTY

3. The purpose or purposes of the corporation which shall be organized under this Act are as follows:(**)

       To operate a refuge collection business, to operate a school bus service and to engage in and do any lawful act concerning any or all lawful businesses for which corporations may be incorporated in the Commonwealth of Pennsylvania under the Act of May 5, 1933, P. L. 364, as amended.

4.   The term of its existence is: Perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is:(***) 50,000 shares of Common stock with a par value of $1.00

     (*) ONE OR MORE CORPORATIONS OR NATURAL PERSONS OF FULL AGE MAY INCORPORATE A BUSINESS CORPORATION UNDER THE PROVISIONS OF THIS ACT.

     (**) IT SHALL NOT BE PERMISSIBLE OR NECESSARY TO SET FORTH ANY POWERS ENUMERATED IN SECTION 302 OF THE ACT.

     (***) THERE SHOULD BE SET FORTH THE NUMBER AND PAR VALUE OF ALL SHARES
           HAVING PAR VALUE: THE NUMBER OF SHARES WITHOUT PAR VALUE: AND THE STATED CAPITAL APPLICABLE THERETO. IF THE SHARES ARE TO BE DIVIDED INTO CLASSES, A DESCRIPTION OF EACH CLASS AND A STATEMENT OF THE PREFERENCES, QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND THE SPECIAL OR RELATIVE RIGHTS GRANTED TO, OR IMPOSED UPON, THE SHARES OF EACH CLASS.

FILING FEE -- $40.00

NOTE: Excise Tax at the rate of 1/5th of 1% ($2.00 per $1,000) will be due and payable at the time of filing of the Articles, computed by multiplying the number of authorized shares having par value by their par value, or if shares of no par stock are authorized, then on the stated capital applicable thereto as well.

ONLY A CLEARLY LEGIBLE ORIGINAL SHOULD BE SUBMITTED. SIGNATURES SHOULD BE IN BLACK INK

6. The names and addresses of each of the first directors, who shall serve until the first annual meeting are:

       NAME                                             ADDRESS
                                          (Including street and number, if any)
Richard G. Bender                         Pleasant Hall
                                          Letterkenny Township, Pa.

Alice Fields Bender                       Pleasant Hall
                                          Letterkenny Township, Pa.

7. The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:

                                      ADDRESS
      NAME                (Including street and number, if any)            NUMBER AND CLASS OF SHARES
Richard G. Bender         Pleasant Hall                                    5,000      Common
                          Letterkenny Township, Pa.

Alice Fields Bender       Pleasant Hall                                    5,000      Common
                          Letterkenny Township, Pa.

IN TESTIMONY WHEREOF, the incorporators have signed and sealed these Articles of Incorporation this 18th day of June, 1969

/s/ Richard Bender               (Seal)                                   (Seal)
------------------------------            -----------------------------
/s/ Alice Bender                 (Seal)                                   (Seal)
------------------------------            -----------------------------
                                 (Seal)                                   (Seal)
------------------------------            -----------------------------

Approved and filed in the Department of State on the 24th day of April A.D. 1970


                                           /s/
                                           -------------------------------------
                                               Secretary of the Commonwealth

NOTE: The Articles must be accompanied with registry statement, executed in triplicate, in the form prescribed by Section 206-B of the Act -- all of which should be signed by an incorporator, as such.

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P. L. 364)(13 P. S. Section 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.   The name of the corporation is:

                               R & A BENDER, INC.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

P.O. Box 42
Pleasant Hall  17246

3.   The statute by or under which it was incorporated is:

Act of May 5, 1933 as amended

4.   The date of its Incorporation is:

4-24-1970

5.   (Check, and if appropriate, complete one of the following):

/ / The meeting of the share holders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

     Time: The ____________  day of  _________ 19__

     Place: ____________________________________________________________________

     Kind and period of notice: ________________________________________________

/X/ The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the Corporation.

6.   At the time of the action of shareholders:

     (a)   The total number of shares outstanding was:

           10,000
     ---------------------------------------------------------------------------

     (b)   The number of shares entitled to vote was:

           10,000
     ---------------------------------------------------------------------------

7.   In the action taken by the shareholders:

     (a)   The number of shares voted in favor of the amendment was:

           10,000
     ---------------------------------------------------------------------------

     (a)   The number of shares voted against the amendment was:

           0
     ---------------------------------------------------------------------------

8. The amendment adopted by the shareholders, set forth in full, is as follows:

     Paragraph 5 of the Articles of Incorporation is amended to read as follows:

     5. The aggregate number of shares which the corporation shall have authority to issue is:

     a. 25,000 shares of Class A-Voting-Stock with a par value of $1.00 per share.

     b. 25,000 shares of Class B-Non-Voting Stock with a par value of $1.00 per share.

       IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, attested by another such officer, to be hereunto affixed this 9th day of December 1985.

Attest                                                  R & A BENDER, INC.

                                            By:      /s/ Richard Bender
                                                --------------------------------
            (Signatures)                                (Signature)
          /s/ Alice Bender
------------------------------------        ------------------------------------
             Secretary                                   President

(Corporate Seal)

INSTRUCTIONS FOR COMPLETION OF FORM

A. Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

B.  Any necessary governmental approvals shall accompany this form.

C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of common stock entitled to vote should be set forth in Paragraph 6(b).

E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

F. BCI 1807 (15 P. S. Section 1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proof of publication of such advertising should not be delivered to the Department but should be filed with the minutes of the corporation.

Microfilm Number ____________    Filed with the Department of State on _________

Entity Number ___________        __________________________________________
                                        Secretary of the Commonwealth

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15.1915 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment, the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is: R & A BENDER, INC.
                                     -------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name or its commercial re-registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)   Letterkenny Township, P.O. Box 42, Pleasant Hall, PA Franklin
           ---------------------------------------------------------------------
           Number and Street       City           State   Zip            County

     (b)   _____________________________________________________________________
           Name of Commercial Registered Office Provider                 County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is: Act of May 5, 1933
                                                           ---------------------
                                                           as amended
                                                           ---------------------

4.   The date of its incorporation is: April 24, 1970
                                       -----------------------------------------

5.   (Check, and if appropriate complete, one of the following):

     /X/ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     / /   The amendment shall be effective on ______________ at _______________
                                                    Date               Hour

6.   (Check one of the following):

     / / The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

     /X/ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Section 1914 (c)

7.   (Check, and if appropriate complete, one of the following):

     /X/ The amendment adopted by the corporation, set forth in full, is as follows:

           Paragraph 1 of the Articles of Incorporation are amended to read as follows:
           1. The name of the Corporation shall be IESI PA BLUE RIDGE LANDFILL CORPORATION
           2. The Registered office address is changed to CT Corporation System, Philadelphia county

     / / The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.   (Check if the amendment restates the Articles):

     / / The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

       IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 9th day of July 1999

                                    IESI PA Blue Ridge Landfill Corporation
                                    -------------------------------------------
                                               (Name of Corporation)

                                    By:          /s/ Jeffrey J. Keenan
                                        ----------------------------------------
                                                      (Signature)

                                    TITLE:       Chairman
                                           -------------------------------------